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                                                                   EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Shareholders and Board of Directors
Union Financial Bancshares, Inc.
Union, South Carolina

We consent to the use in Pre-Effective Amendment No. 1 to the Registration Statement of Union Financial Bancshares, Inc. on Form S-4 of our report dated November 6, 1998 relating to the consolidated financial statements of Union Financial Bancshares, Inc. and Subsidiary as of September 30, 1998 and 1997 and for each of the three years in the period ended September 30, 1998, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



                              /s/ Elliott, Davis & Company, LLP
                              ------------------------------------------------
                              Elliott, Davis & Company, LLP



Greenville, South Carolina
September 24, 1999